UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

PIONEER DIVERSIFIED HIGH INCOME FUND, INC. (HNW)

PIONEER FLOATING RATE FUND, INC. (PHD)

PIONEER HIGH INCOME FUND, INC. (PHT)

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
		1)	Title of each class of securities to which transaction applies:
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		3)	Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[	]	Fee paid previously with preliminary materials.
[	]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

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SHAREHOLDER MEETING ADJOURNED TO AUGUST 13, 2025

PIONEER DIVERSIFIED HIGH INCOME FUND, INC. (HNW)

PIONEER FLOATING RATE FUND, INC. (PHD)

PIONEER HIGH INCOME FUND, INC. (PHT)

Dear Valued Stockholder:

The Special Meeting of Stockholders of Pioneer Diversified High Income Fund (HNW), Pioneer Floating Rate Fund (PHD), and Pioneer High Income Fund (PHT), originally scheduled to occur on July 17, 2025, has been adjourned to August 13, 2025, due to insufficient responses from eligible stockholders. A large portion of your fellow shareholders have voted, but we have not received enough responses to hold the meeting. Your vote today will immediately stop all future communications involving this meeting.

YOUR VOTE IS IMPORTANT. OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THE PROPOSAL. PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE TO AVOID AN ADDITIONAL ADJOURNMENT OF THE MEETING.

The Board of Directors of each fund has recommended stockholders to vote “For” on the enclosed proxy card to have their stocks represented at the Special Meeting. In efforts to keep the funds’ costs down, we’d greatly appreciate your vote on this important proposal.

The polls are still open, so the opportunity to voice your opinion on the proposal outlined on the attached proxy card is now.

Information regarding the Special Meeting and the proposals can be found in the proxy statement. For assistance in voting your shares please call 1 (800) 622-1569.

PROXY VOTING OPTIONS

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.MAIL your signed and voted proxy back in the postage paid envelope provided

2.ONLINE at the website indicated on the enclosed voting form and follow the online instructions

3.LIVE with a representative when you call toll-free 1 (800) 622-1569 Monday through Friday

9a.m. to 10 p.m. Eastern time

Thank you in advance for your participation.

ADJ1_2025_N